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                                                                EXHIBIT 23(c)

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 5, 1998 on IBAH, Inc.'s, 1997 and 1996 financial statements included in Omnicare, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Philadelphia, Pa.,
   May 17, 1999